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                                                                   Exhibit 10.20

                            PATTERSON DENTAL COMPANY




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                                STOCK OPTION PLAN
                             FOR CANADIAN EMPLOYEES


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                                  June 13, 2000

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                                Table of Contents

                                                                            Page

1.  Purpose of the Plan .................................................     1

2.  Defined Terms .......................................................     1

3.  Eligibility and Participation .......................................     4

4.  Amount and Form of Grants. ..........................................     4

5.  Options .............................................................     4

6.  Payment For Option; Withdrawal From Plan ............................     5

7.  Termination, Repurchase and Acceleration of Options .................     5

8.  Exercise of Options .................................................     6

9.  No Rights as Shareholder ............................................     7

10. Changes in Capitalization ...........................................     7

11. Termination or Suspension of Plan Participation .....................     7

12. Certain Restrictions ................................................     7

13. Amendment, Suspension of Termination Plan ...........................     7

14. Non-transferability of Participant's Rights .........................     8

15. Administration And Interpretation ...................................     8

16. Expenses ............................................................     8

17. Governing Law .......................................................     8

18. Board Approval of Plan ..............................................     8

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1.       Purpose of the Plan

         The name of this plan is the PATTERSON DENTAL COMPANY STOCK OPTION PLAN FOR CANADIAN EMPLOYEES (the "Plan"). The purpose of the Plan is to enable PATTERSON DENTAL COMPANY (the "Company") and its Canadian subsidiaries, including Patterson Dental Canada, Inc., to attract, retain and motivate key employees, to compensate them for their contributions to the growth and profits of the Company and to encourage their ownership of stock in the Company.

2.       Defined Terms

         Unless expressly indicated otherwise, the following terms have the meaning ascribed to them below:

         2.1 "Affiliate" means, with respect to an Eligible Employee, an entity controlling, controlled by, or under common control with, Patterson Dental Company.

         2.2 "Board of Directors" means the board of directors of the Company.

         2.3 "Business Day" means a day on which banks are open for business in Montreal.

         2.4 "Cause" means termination by Patterson Canada or an Affiliate of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Patterson Canada (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by his or her employer, which demand specifically identifies the manner in which his or her employer believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to Patterson Canada, monetarily or otherwise, including a violation of Patterson Canada's policies as set forth in its policy and procedure manual, as the same may be amended from time to time, or policies adopted from time to time by Patterson Canada for employees and communicated in writing to Participants. For purposes of this Subsection, no act or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of Patterson Canada.

         2.5 "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board of Directors as may be designated by the Board of Directors to administer the Plan, and if no committee is designated to administer this Plan, then any references to the Committee shall mean the Board of Directors of the Company.

         2.6 "Company" means Patterson Dental Company, and any reference to an action that must be taken by the Company means an action that must be taken or authorized by the Board of Directors of the Company or a Committee thereof.

         2.7 "Conversion Rate" means the rate utilized in its business by the Royal Bank of Canada, or such other financial institution as may be designated by the Company, for the conversion of funds denominated in Canadian dollars into funds denominated in United States dollars on the date preceding the date on which the Option is purchased or exercised, as the case may be; and if such preceding date was not a Business Day, on the next preceding Business Day.

         2.8 "Disability" means permanent and total disability as determined under the Company's employer sponsored long-term disability insurance program.


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         2.9      "Early Retirement" means the retirement of a Participant from active employment with the Company or any Subsidiary on or after a Participant's 55th birthday and prior to such Participant's 65th birthday.

         2.10     "Effective Date" of the Plan means June 13, 2000.

         2.11 "Eligible Employee" means individuals residing in Canada who are employees of Patterson Dental Canada, Ltd. or any affiliate of Patterson Dental Company located in Canada.

         2.12     "Event of Acceleration" means any of the following:

                  (a) The Company acquires actual knowledge that any person (other than the Company, a Subsidiary, an acquired company or entity, or any employee benefit plan(s) sponsored by the Company or a Subsidiary, or an underwriter) has acquired the beneficial ownership (determined as provided in Rule 13d-3 under the Exchange Act or any successor rule in effect on such date), directly or indirectly, of securities of the Company entitling such Person to 30% or more of the voting power of the Company; or

                  (b) A tender offer is made to acquire securities of the Company entitling the holders thereof to 30% or more of the voting power of the Company; or

                  (c) A solicitation subject to Rule 14a-11 under the Exchange Act (or any successor rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any Person other than the Company or less than 51% of the members of the Board shall be continuing directors; or

                  (d) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation; (b) in the case of a share exchange, the acquiring corporation; or (c) in the case of division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation, which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction;

                  provided, however, that the Committee may, in its sole discretion, determine that an event described above shall not constitute an Event of Acceleration.

         2.13 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         2.14 "Exercise Price" means the price at which a Share may be purchased (equal to 62.5% of the Market Price) pursuant to a Vested Option.

         2.15 "Market Price" means the closing sales price (in U. S. dollars) for a share of Patterson common stock as quoted on any stock exchange or a national market system, including, without limitation, the National Market of the National Association of Securities Dealers, Inc. ("Nasdaq") on the date preceding the date on which an Option grant is made to an Eligible Employee (the "Determination Date") as such price is reported in The Wall Street Journal or such other source as the Company deems reliable; provided, however, that if no sales were reported on such date, the closing high bid price on that day shall be used, and if the Determination Date shall be a weekend or holiday, the Market Price shall be the reported closing

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                  sales price for the Shares as quoted on such exchange or
                  system on the last market trading day prior to the Determination Date.

         2.16 "Option" means an option to purchase Shares awarded to an Eligible Employee pursuant to Section 4.

         2.17 "Option Period" means the period during which an Option granted hereunder may be exercised which commences three (3) years after the grant of the Option and terminates five (5) years after the grant of the Option.

         2.18 "Option Purchase Price" means the purchase price of an Option paid during the year following the grant of an Option by an Eligible Employee. This amount paid will equal 37.5% of the Market Price of the Shares subject to the Option.

         2.19 "Participant" means an Eligible Employee who has been selected by the Committee to receive an Option and who has elected to purchase an Option awarded pursuant to the Plan and has signed a Participation Agreement.

         2.20 "Participation Agreement" means the Participation Agreement attached hereto as Exhibit 1, or as such form may be from time to time amended and prescribed by the Company.

         2.21 "Patterson Canada" means Patterson Dental Canada, Inc., a wholly-owned subsidiary of the Company, and includes any Subsidiary of Patterson Canada.

         2.22 "Pay Day" means a calendar day on which an Eligible Employee is paid his or her salary or bonus.

         2.23 "Retirement" means retirement of a Participant from active employment with the Company or any Subsidiary on or after a Participant's 65th birthday.

         2.24 "Salary" means the gross compensation (including commissions and/or bonuses) paid to an Eligible Employee paid by Patterson Canada or an Affiliate.

         2.25 "Salary Deduction" means the amount designated by a Participant to be withheld by Patterson Canada or an Affiliate from his or her Salary as of each Pay Day, and to be remitted to the Company to be applied to purchase an Option in accordance with the Plan.

         2.26 "Shares" means common stock, $.01 (U.S.) par value per share, of the Company.

         2.27 "Subsidiary" means any company in which Patterson Canada or other Affiliate directly or indirectly holds at least a majority of the voting shares.

         2.28 "Termination" means, specifically in reference to an Eligible Employee, the termination of his or her employment by Patterson Canada or another Affiliate.

         2.29 "Vested Option" means an Option: (a) for which the Option Purchase Price has been paid; (b) which has been held by a Participant for at least three years following the date of the Option grant (or such lesser period if an Event of Acceleration has occurred); and (c) which has not been terminated or repurchased by the Company pursuant to the terms of the Plan.

         All references to defined terms in the singular shall include the plural and vice versa.

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3.       Eligibility and Participation

         Eligible Employees of Patterson Canada or of any Subsidiary, who are designated and awarded an Option by the Committee, shall be eligible to participate in the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees. If an Eligible Employee who has been awarded an Option wishes to participate in the Plan, the Employee must within 30 days affirmatively elect to participate in the Plan by signing and returning a Participation Agreement in the form of Exhibit 1 and authorize Salary Deductions to be paid within the year following the Option grant. Participation in the Plan is not a condition of employment within the meaning of any applicable legislation. A Participant is not obligated to exercise an Option which has been purchased pursuant to the Plan.

4.       Amount and Form of Grants.

         4.1 Grants of Options under the Plan shall be determined by the Committee, which may grant Options at such times and to such Eligible Employees as the Committee in its sole discretion shall determine. Options awarded to designated Eligible Employees shall be as set forth in a written Option grant, which shall specify the Option Purchase Price and the approximate number of Shares, based upon the Market Price on the Determination Date.

         4.2 The number of Shares subject to the Option shall be determined on the first anniversary of the Option grant. Upon such first anniversary, the total amount of Salary Deductions actually made for the purpose of the Option shall equal the Option Purchase Price. The number of Shares subject to the Option shall be equal to the Option Purchase Price divided by the product of the Market Price on the Determination Date and .375. Only whole Shares may be subject to an Option. Therefore, in the event the foregoing calculation results in a fractional share, any excess Salary Deductions shall be refunded as soon as administratively practical.

         4.3 The Option is exercisable once it becomes a Vested Option and the Exercise Price has been paid. The Exercise Price shall be equal to 62.5% of the Market Price of the Shares subject to the Option, as calculated in Section 4.2.

         4.4 The total number of Shares which may be issued to all Participants under the Plan shall not exceed 500,000, subject to adjustment as provided in
Section 10. Such shares may be authorized but unissued Shares. In the event an Option is not exercised, is forfeited, or repurchased, the Shares called for by such Option will become available for future grants.

5.       Options

         5.1 Upon a grant of an Option, a Participant may, for a period of thirty (30) days following receipt of the grant, elect to sign and submit to the Company a Participation Agreement, which authorizes Salary Deductions for one year following the grant of the Option. The total amount of Salary Deductions received following the first anniversary of the Option grant shall equal the Option Purchase Price. The grant shall terminate and be void if the Eligible Employee does not elect to participate in the Plan and does not agree within such thirty-day period to authorize Salary Deductions to purchase the Option.

         5.2 Subject to all terms and conditions of the Plan, each Option may be exercised to purchase all or any number of Shares subject to the Option commencing on the third anniversary of the Option grant and ending on the fifth anniversary of the Option grant. The Company may, following an Event of Acceleration, terminate any Option upon not less than 30 days' written notice to a Participant.

         5.3 The Option may be exercised in whole or in part at any time during the Option Period as provided in Section 8.

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         5.4 Except as otherwise provided in the Plan, if a Participant does not exercise an Option during the Option Period, the Option shall be forfeited and no part of the Option Purchase Price shall be refunded or payable to a Participant. As soon as administratively practical following the first anniversary of the grant of the Option, the Company will notify the Participant of the number of Shares subject to the Option and of the amount of the Exercise Price.

6.       Payment For Option; Withdrawal From Plan

         6.1 An Eligible Employee who is offered an Option and who wishes to participate in the Plan must purchase the Option by Salary Deductions. A Participant must authorize Patterson Canada or the relevant Affiliate to make the Salary Deductions in accordance with the instructions contained in each Participation Agreement. Subject to a Participant's instructions to terminate Salary Deductions, Salary Deductions will be made in accordance with such instructions on each Pay Day.

         6.2 As soon as practicable following each Pay Day, Patterson Canada or the relevant Affiliate shall remit all Participants' Salary Deductions to the Company together with a list of such Participants and the amount of Salary Deduction of each Participant.

         6.3 A Participant may, at any time prior to the first anniversary of the grant of an Option, elect to withdraw from the Plan and terminate Salary Deductions, whereupon such participation and Salary Deductions shall cease effective as of the first pay period following the date such notice was given to the Company. Notice by a Participant to terminate Salary Deductions under the Plan shall be given in writing by a Participant and shall be deemed given to the Company only when received by the Company at its principal executive offices in Mendota Heights, Minnesota (U.S.A.) or such other address as the Company may specify in writing. Upon cessation of Salary Deductions, the aggregate amount deducted from a Participant's compensation shall represent the Option Purchase Price for the Option.

7.       Termination, Repurchase, Forfeiture and Acceleration of Options

         7.1 Prior to Third Year Anniversary

                  7.1.1 Upon the death, Disability, or Retirement of a Participant prior to the third anniversary following an Option grant, the Participant, or the personal representative of a Participant or his or her estate, shall be entitled to exercise the Option to the extent of the Participant's Salary Deductions made prior to such event, as follows:

                           (a) In the event of death or Disability, the Option shall be exercisable immediately, irrespective of whether the third anniversary of the date the Option was granted has occurred.

                           (b) In the event of Retirement, the Option shall be exercisable during the Option Period when the Option would otherwise have become a Vested Option (the third anniversary of the Option grant).

                  7.1.2 If, prior to the third anniversary of the date of grant of an Option, a Participant is involuntarily terminated without Cause prior to Retirement, or upon the Early Retirement of a Participant, the Company shall repurchase the Option, for a repurchase price equal to the total amount of the Option Purchase Price (in U.S. Dollars) paid to the

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                           Company by the Participant, together with a rate of
                           interest thereon determined by the Committee, provided the Participant is not employed by a competitor of the Company. If the Committee elects not to repurchase such Options because of employment of the Participant by a competitor, then the Option shall terminate and any portion of the Option Purchase Price previously paid shall be forfeited.

                  7.1.3 If, prior to the third anniversary of the date of grant of an Option, a Participant's employment is voluntarily terminated prior to his or her having attained age 55, or is involuntarily terminated for Cause, the Option shall terminate, and any portion of the Option Purchase Price previously paid shall be forfeited.

                  7.1.4 Notwithstanding any other provision contained in the Plan, in case any Event of Acceleration occurs, a Participant who has paid the Option Purchase Price shall be entitled to exercise the Option (as described in Section 8), irrespective of whether the third anniversary of the date of grant of the Option has occurred.

         7.2      Effect of Termination of Employment on Vested Options

                  7.2.1 If, following the third anniversary of the grant of an Option, employment of a Participant is involuntarily terminated without Cause or terminates due to Early Retirement, he or she may exercise the Option within 30 days of such Termination of employment. The Committee shall have the discretion to allow the Participant to sell and assign the Option to the Company, and the Company may repurchase the Option, for a repurchase price equal to the total amount of the Option Purchase Price (in U.S. Dollars) together with interest thereon at a rate to be determined by the Committee. If the Committee elects not to repurchase such Option and it is not exercised within 30 days of such Termination or Early Retirement, the Option shall terminate, and any portion of the Option Purchase Price previously paid shall be forfeited.

                  7.2.2 If, following the third anniversary of the grant of an Option, employment of Participant terminates as a result of Retirement, death or Disability, a Vested Option may be exercised by the Participant or the personal representative of the Participant or his or her estate. In no event, however, will any party be entitled to exercise an Option after the expiration of the two year Option Period.

                  7.2.3 If, following the third anniversary of the grant of an Option, a Participant's employment is voluntarily terminated prior to his or her having attained age 55, or is involuntarily terminated for Cause, the Option shall terminate and any portion of the Option Price previously paid shall be forfeited, unless the Option is exercised in accordance with Section 8.

8.       Exercise of Options

         8.1 Subject to Section 7, a Vested Option may be exercised in whole at any time or in part from time to time during the Option Period if at the time of such exercise, the Participant is employed by Patterson Canada or an Affiliate, and for a period of thirty (30) days following Termination of such Participant's employment without Cause.

         8.2 The Option may be exercised only by the Participant completing the Notice of Exercise of Options (the "Notice"), and delivering the Notice to the Company at its principal office. The Notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price at the Conversion Rate for all shares designated as exercised in the Notice. The exercise of

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the Option shall be deemed effective when the Notice is received by the Company and accompanied by payment that complies with the terms of the Plan. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the Option Period as provided herein. Upon exercise of an Option, the Company shall cause a certificate for the number of Shares purchased to be issued in the name of the Participant and delivered to the address indicated in the Notice no later than fifteen (15) days following receipt of the Notice.

         8.3 No fractional share shall be issued to a Participant upon exercise of an Option.

9.       No Rights as Shareholder

         Until an Option is exercised and the Participant has become the record holder of Shares purchasable pursuant to the Option, a Participant shall not have any rights as a shareholder with respect to such Shares.

10.      Changes in Capitalization

         In the event of any change in the outstanding Shares of the Company by reason of any share dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase common shares at a price substantially below fair market value, or other similar corporate change, the aggregate number of shares subject to an Option, including the number and kind of shares subject to such Option and the purchase price per share thereof, shall be appropriately adjusted, consistent with such change and in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available to Participants. Adjustments made by the Committee shall be conclusive and binding for all purposes of the Plan.

11.      Termination or Suspension of Plan Participation

         11.1 A Participant's participation in the Plan automatically and immediately terminates in the event of the Participant's death, Disability, Termination of employment, or in the event that the Participant ceases to be a Canadian resident. Upon such termination, the right of Participant to exercise the Option, or assign for repurchase the same to the Company, shall be governed by Section 7. Upon termination of participation in the Plan, a Participant's Salary Deductions shall cease as soon as administratively feasible following such event.

         11.2 When a Participant ceases to be paid by Patterson Canada or an Affiliate while nevertheless maintaining employee status because of authorized leave, (i.e., maternity or parental leave, layoff, or temporary disability), the Participant's participation in the Plan shall be suspended until he or she once again receives a Salary.

12.      Certain Restrictions

         The Shares are subject to resale restrictions under the applicable securities legislation of certain of the provinces of Canada and may therefore not be sold in such provinces. The Participant should refer to his or her legal advisors for advice in that respect.

13.      Amendment, Suspension or Termination of the Plan

         The Company or the Committee may, at its discretion, amend, suspend or terminate the Plan or participation therein, at any time, in whole or in part. The Company shall send written notice to all Participants of any such material amendment, suspension or termination of the Plan.

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14.      Non-transferability of Participant's Rights

         Neither Options nor rights of Participants thereunder may be assigned or transferred in whole or in part either directly or indirectly or by operation of law, except as may be permitted by the Committee from time to time; provided, however, that a Disabled Participant, or his or her guardian, or the personal representative of a disabled or deceased Participant, or his/her estate, may exercise any Option which could have been exercised by a deceased or Disabled Participant as provided in Section 7.1.1 or 7.2.2..

15.      Administration And Interpretation

         15.1 The Plan shall be administered by the Committee. The Committee has full authority and discretion to interpret the provisions of the Plan and to resolve any dispute that may arise under the Plan.

         15.2 The Committee shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to participate in the Plan.

         15.3 The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

         15.4 The Committee may delegate to any person, committee or group, such responsibilities related to the administration of the Plan as it shall determine.

         15.5 Participation of an Eligible Employee in the Plan is entirely voluntary; it may not be interpreted as a condition of employment or as conferring any rights or privileges other than those expressly stipulated in this document. Furthermore, Participation in the Plan does not constitute an undertaking on the part of the Company or its Affiliates of continued employment of a Participant, nor does it constitute a limitation of any kind whatsoever on the right of the Company or its Affiliates to manage its affairs.

         15.6 The Company does not hereby provide any guarantee with respect to any loss that a Participant may incur as a result of a decrease in the Market Price of the Shares or as a result of market fluctuations, irrespective of the cause thereof.

         15.7 The Company does not hereby assume any liability with respect to the taxation consequences that may affect the Participants, and the Company hereby recommends that Participants seek advice from their own advisors.

16.      Expenses

         Subject to the provisions contained in this document, the Company shall pay all expenses related to the management of the Plan.

17.      Governing Law

         The Plan and all amendments thereto shall be interpreted in accordance with the laws of the State of Minnesota and the applicable laws of the United States.

18.      Board Approval of Plan

         This Plan was adopted by the Company's Board of Directors effective June 13, 2000.

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